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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) September 29, 2000
                                                 ------------------

                                      UICI
             (Exact name of registrant as specified in its charter)


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
                  Delaware                                        0-14320                   75-2044750
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(State or other jurisdiction of incorporation                (Commission File              (IRS Employer
              or organization)                                    Number)               Identification No.)

4001 McEwen Drive, Suite 200, Dallas, Texas                                                   75244
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  (Address of principal executive offices)                                                  (Zip Code)
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Registrant's telephone number, including area code: (972) 392-6700
                                                    --------------



                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

         On September 29, 2000, UICI (the "Company" or "UICI") completed its previously announced sale of substantially all of the non-cash assets associated with its United CreditServ credit card business, including its credit card receivables portfolios and its Sioux Falls, South Dakota servicing operations, for a cash sales price of approximately $124.0 million.

         While the sales price was less than originally projected, the shortfall was offset by higher than projected cash collections on credit card receivables made through the closing of the sale. In addition to the cash sales price received at closing, the transaction contemplates an incentive cash payment contingent upon the post-closing performance of the ACE credit card portfolio over a one-year period. UICI continues to hold United CreditServ's building and real estate in Sioux Falls, South Dakota, and has leased the facilities to the purchaser pursuant to a long-term lease. UICI has also retained the right to collect approximately $250 million face amount of previously written off credit card receivables.

         In connection with the sale, UICI or certain of its subsidiaries have retained substantially all liabilities associated with its credit card business, including liability for payment of all certificates of deposit issued by United Credit National Bank (an indirect wholly-owned subsidiary of UICI), merchant holdback liabilities, liabilities associated with pending litigation and other contingencies. Following the sale, United Credit National Bank holds approximately $96.0 million in available cash, cash equivalents and short term U.S. Treasury securities and has approximately $79.0 million of certificates of deposits outstanding. United Credit National Bank has initiated a program to prepay all of its outstanding certificates of deposit and currently expects to discharge all such deposit liabilities on or before October 31, 2000. United Credit National Bank is in the process of preparing a formal voluntary plan of liquidation to be filed with and approved by the Office of the Comptroller of the Currency, and UICI currently anticipates that the voluntary liquidation of United Credit National Bank, including the provision for all remaining liabilities and distribution to UICI of all residual cash, will be complete on or before year-end.

         As previously disclosed, the Company and United Credit National Bank are parties to separate lawsuits filed in February 2000 by American Credit Educators, Inc. and American Fair Credit Association, Inc. organizations through which United CreditServ formerly marketed its credit card programs (American Credit Educators, LLC v. United Credit National Bank and UICI and American Fair Credit Association, Inc. v. United Credit National Bank and UICI, each pending in the United States District Court for the District of Colorado). On September 28, 2000, plaintiffs in the litigation filed motions to compel UICI to, among other things, deposit a significant portion of the proceeds of the sale of UICI's credit card business in escrow under court supervision. UICI believes that the motions are wholly without merit and intends to oppose them vigorously.

         A copy of the Company's September 29, 2000 press release is filed herewith as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit
Number                         Description of Exhibit

99.1 Press release announcing completion of sale of substantially all of the non-cash assets associated with UICI's United CreditServ credit card business




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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      UICI
                                                  --------
                                                  (Registrant)

Date  October 2, 2000                          By /s/ Gregory T. Mutz
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                                                  Gregory T. Mutz
                                                  President and Chief Executive
                                                  Officer



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                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER            DESCRIPTION
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

99.1 Press release announcing completion of sale of substantially all of the non-cash assets associated with UICI's United CreditServ credit card business
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